Exhibit 23.2

                       [Letterhead of Arthur Andersen LLP]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated July 2, 2001 included in Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP


Melville, New York
January 17, 2002